Exhibit 23.2

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2002 Stock Incentive Plan of AMETEK, Inc. of our report dated January 29, 2002, with respect to the consolidated financial statements of AMETEK, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                      /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
August 9, 2002